Exhibit 4.3

VENATOR FINANCE S.À R.L.

VENATOR MATERIALS LLC

AND EACH OF THE GUARANTORS PARTY HERETO

5.75% SENIOR NOTES DUE 2025

FORM OF INDENTURE

Dated as of           , 2017

Wilmington Trust, National Association,

as Trustee

ii

SCHEDULES

Schedule 1                                     GUARANTORS AS OF THE COMPLETION DATE

EXHIBITS

Exhibit A                                             FORM OF NOTE

Exhibit B                                             FORM OF CERTIFICATE OF TRANSFER

Exhibit C                                             FORM OF CERTIFICATE OF EXCHANGE

Exhibit D                                             FORM OF SUPPLEMENTAL INDENTURE

iii

INDENTURE dated as of            , 2017 among Venator Finance S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (“Luxembourg”), having its registered office at 180, route de Longwy, L-1940 Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B215641 (“Venator Finance”), and Venator Materials LLC, a Delaware limited liability company (“Venator Co-Issuer”), and Wilmington Trust, National Association, as trustee.

The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 5.75% Senior Notes due 2025 (the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01                                                                             Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“ABL Credit Facility” means the ABL facility under the credit agreement to be entered into in connection with the Proposed IPO, among Venator Materials LLC, as borrower, the other borrowers party thereto, Venator, as guarantor, and the other guarantors parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders parties thereto from time to time.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 hereof, as part of the same series as the Initial Notes.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, plus 0.50%.

“affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any date fixed for a redemption, as determined by Venator, the greater of:

(1)                                 1.00% of the then outstanding principal amount of the Note; or

(2)                                 the excess of: (a) the present value at such redemption date of (i) the redemption price of the Note at July 15, 2020 (such redemption price being set forth in Section 3.07(d) hereof), plus (ii) all required interest payments due on the Note through July 15, 2020 (excluding accrued but unpaid interest to the redemption date, if any), computed using a discount rate equal to the Adjusted Treasury Rate as of such redemption date; over (b) the outstanding principal amount of the Note;

in each case, as calculated by the Issuers or on behalf of the Issuers by such Person as the Issuers shall designate.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Attributable Debt” means, in the context of a Sale and Lease-Back Transaction, the amount that Venator determines in good faith to be the present value, discounted at the interest rate implicit in the lease involved in such Sale and Lease-Back Transaction, of the lessee’s obligation under the lease for rental payments during the remaining term of such lease, as it may be extended. For purposes of this definition, any amounts lessee must pay, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts lessee must pay under the lease contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges are not included in the determination of lessee’s obligations under the lease.

“Bank Product Obligations” means obligations under any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “beneficially owns,” “beneficially owned” and “beneficial ownership” have corresponding meanings.

“Board of Directors” means, with respect to any Person, the board of directors or board of managers or managing members, as the case may be, or any committee thereof duly authorized to act on behalf of such board, or the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Capital Stock” means:

(1)         in the case of a corporation, corporate stock;

(2)         in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)         in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)         any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person,

but excluding any debt securities convertible or exchangeable into such equity.

“Change of Control” means the occurrence of any of the following:

(1)         the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Venator and its Restricted Subsidiaries, taken as a whole, to any Person;

(2)         any person or “group” (within the meaning of Rule 13d-3 or Rule 13d-5 under the Exchange Act, but excluding any employee benefit plan and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more Permitted Holders, acquires beneficial ownership of more than 50% of the voting power of the Voting Stock (measured by reference to voting power) of Venator (determined on a fully diluted basis); or

(3)         Venator ceases to own, directly or indirectly, 100% of the outstanding Capital Stock of the Issuers.

None of (i) the Proposed IPO or (ii) the consummation of the Huntsman-Clariant Merger shall constitute a “Change of Control” for purposes of this definition. In addition, for the avoidance of doubt, transactions among Venator and its Subsidiaries (other than transactions under clause (3) above) shall not constitute a “Change of Control” for purposes of this definition.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Clearstream” means Clearstream Banking, S.A.

“Commodity Agreement” means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by Venator or any of its Restricted Subsidiaries designed to protect Venator or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually at that time used in the ordinary course of business of Venator or its Restricted Subsidiaries.

“Comparable Treasury Issue” means the United States Treasury Security with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of comparable market data)) most nearly equal to the period from the redemption date to July 15, 2020; provided that, if such period is less than one year, the United States Treasury Security with a constant maturity of one year will be used.

“Completion Date” means the date on which the conditions for the Release have been satisfied.

“Consolidated EBITDA” shall have the meaning given to such term under the credit agreement governing the Senior Credit Facility, as in effect on the Completion Date.

“Consolidated Net Tangible Assets” means, with respect to any Person, as of any date, the Total Assets of such Person and its Subsidiaries less goodwill and intangibles (other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of such Person), in each case calculated in accordance with GAAP based upon the most recent internal financial statements available as of such date; provided that in the event that such Person or any of its Subsidiaries assumes or acquires any assets in connection with the transaction for which Consolidated Net Tangible Assets is being calculated, then Consolidated Net Tangible Assets will be calculated giving pro forma effect to such assumption or acquisition of assets, as if the same had occurred at the beginning of the applicable period.

“Consolidated Total Net Debt” shall have the meaning given to such term under the credit agreement governing the Senior Credit Facility, as in effect on the Completion Date.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Issuers.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Venator or any Restricted Subsidiary of Venator against fluctuations in currency values.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Equity Offering” means any sale of Capital Stock of Venator or any capital contribution to the equity of Venator from any Person other than a Subsidiary of Venator.

“Escrow Account” means the segregated escrow account into which the gross proceeds of the offering of the Initial Notes have been deposited pending consummation of the Proposed IPO and satisfaction of certain other conditions set forth in the Escrow Agreement.

“Escrow Agent” means Wilmington Trust, National Association, as escrow agent under the Escrow Agreement.

“Escrow Agreement” means the escrow agreement, dated as of the Issue Date, among the Issuers, the Trustee and the Escrow Agent.

“Escrow Outside Date” means March 31, 2018.

“Escrowed Property” means the initial funds deposited into the Escrow Account, and all other funds, securities, interest, dividends, distributions and other property and payments credited to the Escrow Account (less any property and/or funds paid in accordance with the Escrow Agreement).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which were in effect as of the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(1) or 2.06(d)(2) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means (1) Venator, who will guarantee the Notes on the Completion Date, (2) each of Venator’s Subsidiaries that is a borrower or provides a guarantee under the ABL Credit Facility or the Senior Credit Facility, which as of the date hereof are identified as those Subsidiaries set forth on Schedule 1 to this Indenture, who will guarantee the Notes on the Completion Date and (3) any other Subsidiary of Venator that executes a Supplemental Indenture in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Holder” means a Person in whose name a Note is registered.

“Huntsman-Clariant Merger” means the merger of Huntsman Corporation with a wholly-owned subsidiary of Clariant Ltd.

“incur” means to issue, assume, guarantee, incur or otherwise become liable for.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $375.0 million in aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchasers” means Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., HSBC Securities (USA) Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC, Goldman Sachs & Co. LLC, SunTrust Robinson Humphrey, Inc. and Commerz Markets LLC.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Issue Date” means the date on which Notes are first issued under this Indenture.

“Issuer” means Venator Finance or Venator Co-Issuer or any successor obligor to the obligations of Venator Finance or Venator Co-Issuer under this Indenture and the Notes pursuant to Article 5 hereof, as the case may be, and “Issuers” means the collective reference to both such entities and any such successors.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or the Grand Duchy of Luxembourg or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” shall have the meaning given to such term under the credit agreement governing the Senior Credit Facility, as in effect on the Completion Date.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means a mortgage, security interest, pledge or lien.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuers’ obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes; provided, however, that Additional Notes that are not fungible with the Initial Notes for U.S. federal income tax purposes shall have a separate CUSIP, ISIN or other securities identification number from the Initial Notes.

“Offering Memorandum” means the offering memorandum dated as of June 29, 2017 related to the issuance of the Notes.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, any Director, the Secretary or any Vice-President of such Person (or with respect to Venator Finance, an authorized signatory).

“Officers’ Certificate” means a certificate signed on behalf of each Issuer by two Officers (or with respect to Venator Finance, two authorized signatories) of each Issuer or Venator, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Issuers or Venator, that meets the requirements of Section 12.05 hereof or with respect to Venator Finance, an authorized signatory).

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to Venator, an Issuer or any Subsidiary of Venator.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Holders” means each of (a) managers and members of management of Venator (or any parent entity or Public Company specified in clause (c) of this definition which is a direct or indirect parent of Venator) or its Subsidiaries that have ownership interests in Venator (or such parent entity or Public Company specified in clause (c) of this definition which is a direct or indirect parent of Venator), (b) any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which the Persons described in clause (a) of this definition are members; provided that, without giving effect to the existence of such group or any other group, the Persons described in clause (a), collectively, beneficially own Voting Stock representing 50% or more of the total voting power of the Voting Stock of Venator (or such parent entity specified in clause (c)(i) of this definition) then held by such group, and (c)(i) any direct or indirect parent of Venator so long as a Permitted Holder pursuant to clauses (a) or (b) of this definition holds 50% or more of the Voting Stock of such direct or indirect parent of Venator and (ii) any Public Company (or wholly owned Subsidiary of such Public Company) to the extent and until such time as any Person or group (other than a Permitted Holder under clause (a) or (b) of this definition) is deemed to be or become a beneficial owner of Voting Stock of such Public Company representing more than 50% of the total voting power of the Voting Stock of such Public Company.

Any Person or group, together with its affiliates, whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer or Alternate Offer is made in accordance with the requirements of this Indenture will thereafter, together with its affiliates, constitute an additional Permitted Holder.

“Permitted Liens” means each of the following:

(1)                     Mortgages in favor of Venator or any of the guarantors;

(2)                     Mortgages to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Mortgages to secure letters of credit issued to assure payment of such obligations);

(3)                     Mortgages representing any interest or title of a lessor under any Capitalized Lease Obligations; provided that such Mortgages do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligations;

(4)                     liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(5)                     Mortgages on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(6)                     filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(7)                     bankers’ liens, rights of setoff, liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(8)                     Mortgages on cash, cash equivalents or other property arising in connection with the defeasance, discharge or redemption of indebtedness;

(9)                     Mortgages on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(10)              Mortgages securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(11)              leases or subleases granted to others not interfering in any material respect with the business of Venator or any of its Restricted Subsidiaries and any interest or title of a lessor under any lease permitted by this Indenture;

(12)              Mortgages securing Bank Product Obligations, Interest Swap Obligations, Commodity Agreements and Currency Agreements;

(13)              Mortgages existing on, or contractually obligated to be granted within a period of time following, the Completion Date (other than mortgages securing indebtedness under the ABL Credit Facility or the Senior Credit Facility); and

(14)              Mortgages on the Escrow Account for the benefit of the Holders of the notes, the Escrow Agent or the Trustee.

“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Principal Property” means, as of any date, any property, plant and equipment comprising a manufacturing facility owned by Venator or any of its Restricted Subsidiaries; provided that Venator may exclude (and subsequently include in whole or in part, at its option) from “Principal Property” any such facilities with an aggregate fair market value not in excess of 5.0% of the Consolidated Net Tangible Assets of Venator, determined as of the date of such exclusion.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Pro Forma Basis” shall have the meaning given to such term under the credit agreement governing the Senior Credit Facility, as in effect on the Completion Date.

“Proposed IPO” means the offering of common stock of Venator substantially as set forth in its registration statement on Form S-1 as filed with the SEC on June 13, 2017.

“Public Company” means any Person with a class or series of Voting Stock that is traded on a stock exchange or in the over-the-counter market.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by Venator or any of its Subsidiaries pursuant to which Venator or any of its Subsidiaries may sell, convey or otherwise transfer pursuant to terms necessary or customary in the relevant jurisdiction, directly or indirectly, to

(1)         a Securitization Entity or to Venator which subsequently transfers to a Securitization Entity (in the case of a transfer by Venator or any of its Subsidiaries) and

(2)         any other Person (in the case of transfer by a Securitization Entity),

or may grant a security interest, in any accounts receivable or any participations or other interests therein (whether now existing or arising or acquired in the future) of Venator or any of its Subsidiaries or other entities formed as necessary or customary under the laws of the relevant jurisdiction, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are necessarily or customarily transferred in the relevant jurisdiction or in respect of which security interests are necessarily or customarily granted in the relevant jurisdiction in connection with asset securitization transactions involving accounts receivable.

“Rating Agency” means each of (i) S&P and Moody’s or (ii) if either S&P or Moody’s or both of them are not making ratings of the Notes publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by Venator, which will be substituted for S&P or Moody’s or both, as the case may be.

“Ratings Event” means (1) to the extent the Notes were rated with an Investment Grade Rating by either of the Rating Agencies at the commencement of the Relevant Period (as defined below), and the ratings of such Notes are downgraded by one or both of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (the “Relevant Period”) such that the rating of the Notes by both of the Rating Agencies at the end of the Relevant Period is below an Investment Grade Rating, which downgrading is a result of the transactions constituting or occurring simultaneously with the applicable Change of Control (as evidenced by a public statement by the Rating Agency or Rating Agencies that downgraded the Notes) or (2) to the extent the Notes were not rated with an Investment Grade Rating by either of the Rating Agencies at the commencement of the Relevant Period, the Notes continue to be rated at a level below an Investment Grade Rating by both of the Rating Agencies at the end of the Relevant Period.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Release” means the release by the Escrow Agent of the Escrowed Property to the Issuers.

“Reorganization” means the internal reorganization and separation transactions undertaken in connection with the Proposed IPO.

“Required Financial Statements” shall have the meaning given to such term under the credit agreement governing the Senior Credit Facility, as in effect on the Completion Date.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, and in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person that owns one or more Principal Properties and that, at the time of determination, is not an Unrestricted Subsidiary. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of Venator (including the Issuers).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and its successors.

“Sale and Lease-Back Transaction” means the leasing by Venator or any of its Restricted Subsidiaries of any asset, whether owned on the Issue Date or acquired after the Issue Date (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between or among Venator and any of its Restricted Subsidiaries), which property has been or is to be sold or transferred by Venator or any of its Restricted Subsidiaries to any party with the intention of taking back a lease of such property.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Securitization Entity” means a wholly owned Subsidiary of Venator (or another Person in which Venator or any Subsidiary of Venator makes an investment and to which Venator or any Subsidiary of Venator transfers, directly or indirectly, accounts receivable or participations or interests therein or related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of Venator (as provided below) as a Securitization Entity

(1)                                 no portion of the indebtedness or any other obligations (contingent or otherwise) of which

(a)         is guaranteed by Venator or any Subsidiary of Venator (other than the Securitization Entity) (excluding guarantees of obligations (other than the principal of, and interest on, indebtedness)) pursuant to Standard Securitization Undertakings,

(b)         is recourse to or obligates Venator or any Subsidiary of Venator (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or

(c)          subjects any property or asset of Venator or any Subsidiary of Venator (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable and related assets being financed (whether in the form of an equity interest in such assets or subordinated indebtedness payable primarily from such financed assets), which equity interest or subordinated indebtedness is retained or acquired by Venator or any Subsidiary of Venator,

(2)                                 with which neither Venator nor any Subsidiary of Venator has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Venator or such Subsidiary than those that might be obtained at the time from Persons that are not affiliates of the Issuers, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and

(3)                                 to which neither Venator nor any Subsidiary of Venator has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of Venator shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Venator giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions.

“Senior Credit Facility” means the term loan facility under the credit agreement to be entered into in connection with the Proposed IPO, among the Issuers, as borrowers, Venator, as guarantor, and the other guarantors parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders parties thereto from time to time.

“Significant Subsidiary” means any Restricted Subsidiary of Venator which, at the date of determination, is a “Significant Subsidiary” as such term is defined in Regulation S-X promulgated by the SEC.

“Standard Securitization Undertakings” means obligations, representations, warranties, covenants and indemnities entered into by Venator or any Securitization Entity or any Subsidiary of Venator which are customary or necessary in the relevant jurisdiction in an accounts receivable securitization transaction.

“Subsidiary” means with respect to any Person,

(1)                                 any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of managers or directors, as applicable, under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2)                                 any other Person of which at least a majority of the voting interests under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit D hereto.

“Total Assets” means, with respect to any Person, as of any date, the total consolidated assets of such Person and its Subsidiaries, without giving effect to any amortization of the amount of intangible assets since the Completion Date, as shown on the most recent internal balance sheet of such Person available of such date, prepared in accordance with GAAP.

“Total Net Secured Debt” means, as of any date, all Consolidated Total Net Debt as of such date that is secured by a Lien.

“Total Net Secured Leverage Ratio” means, as of any date, the ratio of Total Net Secured Debt as of such date to Consolidated EBITDA for the most recent four fiscal quarter period for which Required Financial Statements have been delivered, calculated on a Pro Forma Basis.

“Trustee” means Wilmington Trust, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” of any Person means:

(1)                                 any Subsidiary of such Person that at the time of determination will be or continue to be designated an Unrestricted Subsidiary; and

(2)                                 any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of Venator may, after the Issue Date, designate any Subsidiary (including any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary if

(1)                                 such Subsidiary does not own any Capital Stock of, or does not own or hold any mortgage on any property of, Venator or any other Subsidiary of Venator that is not a Subsidiary of the Subsidiary to be so designated; and

(2)                                 each Subsidiary to be designated as an Unrestricted Subsidiary and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any indebtedness for borrowed money under which the creditor has direct recourse to any of the assets of Venator or any of its Restricted Subsidiaries (other than obligations in respect of representations and warranties, indemnities and performance and completion guaranties and similar contingent liabilities).

The Board of Directors of Venator may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if immediately before and immediately after giving effect to such designation, no Default or Event of Default will have occurred and be continuing.

Any such designation by the Board of Directors of Venator will be evidenced to the Trustee by promptly delivering to the Trustee a copy of the board resolution approving the designation and an officers’ certificate certifying that the designation complied with this Indenture.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Venator” means Venator Materials PLC or any successor obligor to its obligations under this Indenture and its Note Guarantee pursuant to Article 5 hereof.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is entitled to vote in the election of the board of directors or managers of such Person.

Section 1.02                                                                             Other Definitions.

Defined in
Term	Section

“Acceleration Notice”	6.02
“Additional Amounts”	2.14
“Alternate Offer”	4.10
“Alternate Offer Payment”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.10
“Change of Control Payment”	4.10
“Change of Control Payment Date”	4.10
“Code”	2.14
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“French Guarantor”	10.02
“German GmbH Guarantor”	10.02
“German GmbH & Co KG Guarantor”	10.02
“German Guarantor”	10.02
“Guarantee Obligations”	10.02
“Legal Defeasance”	8.02
“Maximum Guaranteed Amount”	10.02
“Net Asset Determination”	10.02
“Net Assets”	10.02
“Parent Entity”	4.03
“Paying Agent”	2.03
“Payor”	2.14
“Process Agent”	2.17
“Registrar”	2.03
“Relevant Taxing Jurisdiction”	2.14
“Share Capital Impairment”	10.02
“Special Mandatory Redemption”	3.09
“Special Mandatory Redemption Date”	3.09
“Special Mandatory Redemption Price”	3.09
“Special Termination Date”	3.09
“Successor Guarantor”	10.04
“Upstream Affiliate”	10.02

Section 1.03                                                                             [Reserved].

Section 1.04                                                                             Rules of Construction.

Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 “including” is not limiting;

(5)                                 words in the singular include the plural, and in the plural include the singular;

(6)                                 “will” shall be interpreted to express a command;

(7)                                 provisions apply to successive events and transactions; and

(8)                                 references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01                                                                             Form and Dating.

(a)         General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. For the avoidance of doubt, the application of articles 84 to 94-8 (inclusive and to the fullest extent permitted by law) of the Luxembourg Act of 10 August 1915 on commercial companies, as amended, shall be expressly excluded.

(b)         Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)          Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02                                                                             Execution and Authentication.

At least one Officer must sign the Notes for each Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of each of the Issuers signed by an Officer of each Issuer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture. There is no limit on the aggregate principal amount of Notes (including Additional Notes) that may be issued under this Indenture.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an affiliate of the Issuers.

Section 2.03                                                                             Registrar and Paying Agent.

The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes (the “Register”) and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Venator or any of its Subsidiaries (including either Issuer) may act as Paying Agent or Registrar.

As the application of articles 84 to 94-8 (inclusive and to the fullest extent permitted by law) of the Luxembourg Act of 10 August 1915 on commercial companies, as amended, is expressly excluded hereunder, Venator Finance (unless acting as Registrar) will not maintain its own register of the notes at its registered office, so that the Register would constitute the best evidence of ownership of the notes, in the absence of proof to the contrary. Upon written request from Venator Finance, the Registrar shall provide Venator Finance with a copy of the Register for corporate law purposes.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent with respect to the Global Notes.

Section 2.04                                                                             Paying Agent to Hold Money in Trust.

The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest on the Notes, and will notify the

Trustee in writing of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Venator, either Issuer or a Subsidiary) will have no further liability for the money. If Venator, either Issuer or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to either Issuer, the Trustee will serve as Paying Agent for the Notes.

Section 2.05                                                                             Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06                                                                             Transfer and Exchange.

(a)         Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1)                                 the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary;

(2)                                 the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver an Officers’ Certificate to such effect to the Trustee; or

(3)                                 there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Registrar has received a written request from DTC or 25% of the Holders.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing and the Issuers shall promptly make available to the Trustee a reasonable supply of Definitive Notes. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)         Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                 Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)                                 All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)       both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)       both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3)                                 Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)       if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)       if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)                                 Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)       if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)       if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(b)(4), if the Issuers or the Registrar so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers or the Registrar, as the case may be, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.06(b)(4) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)          Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)                                 Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)       if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)       if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)       if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)       if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)        if such beneficial interest is being transferred to an Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)         if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)                                 Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)       if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)       if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(c)(2), if the Issuers or Registrar so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers or the Registrar, as the case may be, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)   Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)           Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)  if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)  if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)  if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)  if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)   if such Restricted Definitive Note is being transferred to an Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)   if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(2)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)  if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)  if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(d)(2), if the Issuers or the Registrar so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers or the Registrar, as the case may be, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)           Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)   Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)           Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)  if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)  if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)  if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)           Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)  if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)  if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(e)(2), if the Issuers or the Registrar so request, an Opinion of Counsel in form reasonably acceptable to the Issuers or the Registrar, as the case may be, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)    [Reserved].

(g)   Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)           Private Placement Legend.

(A)

(i)            Except as permitted by subparagraph (B) below, each Rule 144A Global Note and each Definitive Note issued in exchange for a beneficial interest in a Rule 144A Global Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO AN ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO

EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(ii)           Except as permitted by subparagraph (B) below, in the case of any Notes offered in reliance on Regulation S, each Regulation S Global Note and each Definitive Note issued in exchange for a beneficial interest in a Regulation S Global Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form::

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO AN ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.  BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT

PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

(B)  Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)           Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)           ERISA Legend. Each Global Note and each Definitive Note issued in exchange for a beneficial interest in a Global Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

“BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT

OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”

(h)   Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)    General Provisions Relating to Transfers and Exchanges.

(1)           To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)           No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10 and 9.05 hereof).

(3)           The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)           All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)           Neither the Registrar nor the Issuers will be required:

(A)  to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)  to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)  to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7)           The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(j)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(k)   Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.07                          Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of (i) the Trustee for itself and (ii) the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent, from any loss that any of them may suffer if a Note is replaced. The Issuers may charge the Holder for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08                          Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because either Issuer or an affiliate of either Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than Venator, either Issuer, a Subsidiary or an affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09                          Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by either Issuer or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with either Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10                          Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11                          Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes (subject to the record retention requirements of the Exchange Act and the Trustee). Certification of the cancellation of such Notes will be delivered to the Issuers upon their written request. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12                          Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13                          CUSIP and ISIN Numbers.

The Issuers in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption or offers to purchase as a convenience to Holders; provided that the Trustee shall have no liability for any defect in the “CUSIP” and/or “ISIN” numbers as they appear on the any Note, notice or elsewhere, and, provided further that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee in writing of any change in the “CUSIP” and/or “ISIN” numbers.

Section 2.14                          Additional Amounts.

(a)           All payments required to be made by the Issuers under or with respect to the Notes or by any Guarantor under or with respect to a Note Guarantee (each of the Issuers or such Guarantor and, in each case, any successor thereof, making such payment, the “Payor”), will be made free and clear of, and without withholding or deduction for or on account of, any taxes imposed or levied by or on behalf of any authority or agency having power to tax within any jurisdiction in which any Payor is incorporated, organized or otherwise resident for tax purposes, or engaged in business for tax purposes, or any jurisdiction from or through which payment is made by or on behalf of such Payor (each a “Relevant Taxing Jurisdiction”), unless such Payor is required to withhold or deduct such Taxes by law or regulation.

(b)           If a Payor is so required to withhold or deduct any amount for or on account of taxes imposed or levied by or on behalf of a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or a Note Guarantee, as applicable, such Payor will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by any Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder or beneficial owner would have received if such taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(1)           any taxes that would not have been (or would not be required to be) so imposed, withheld, deducted or levied but for the existence of any present or former connection between the relevant Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, partner, member or shareholder of, or possessor of power over, the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, company or corporation) and the Relevant Taxing Jurisdiction, including, without limitation, such Holder or beneficial owner being or having been a citizen, domiciliary, national or resident thereof, or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein (other than any connection arising solely from the acquisition or holding of any Note, the receipt of any payments in respect of such Note or Note Guarantee or the exercise or enforcement of rights under a Note Guarantee);

(2)           any estate, inheritance, gift, sales transfer, personal property or similar tax or assessment;

(3)           any taxes which are payable other than by withholding or deduction from payments made under or with respect to the Notes or any Note Guarantee;

(4)           any taxes that would not have been (or would not be required to be) imposed, withheld, deducted or levied if such Holder or the beneficial owner of any Note or interest therein (i) complied with all reasonable written requests by the Payor (made at a time that would enable the Holder or beneficial owner acting reasonably to comply with such request) to provide timely and accurate information or documentation concerning the nationality, residence or identity of such Holder or beneficial owner or (ii) made any declaration or similar claim or satisfy any certification, information or reporting requirement, which in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of withholding or deduction of, all or part of such taxes;

(5)           any taxes withheld, deducted or imposed on a payment required to be made pursuant to the European Council Directive 2003/48/ EC on taxation of savings income in the form of interest payments or any other directive implementing the conclusions of the ECOFIN (European Union Economic and Finance Ministers) Council Meeting of November 26 and 27, 2000 on the taxation of savings income in the form of interest payments which was adopted by the ECOFIN Council on 3 June 2003, or pursuant to any law implementing or complying with, or introduced in order to conform to, such Directive or any agreement entered into by a new European Union Member State with (i) any other state or (ii) any relevant dependent or associated territory of any European Union Member State providing for measures equivalent to or the same as those provided for by such Directive;

(6)           any taxes imposed or withheld on or with respect to a payment which could have been made without deduction or withholding if the beneficiary of the payment had presented the Note for payment (where presentation is required) within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder or beneficial owner would have been entitled to Additional Amounts had the Note been presented on any day during the 30-day period);

(7)           any taxes imposed on or with respect to any payment made under or with respect to such Note or Note Guarantee to any Holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the sole beneficial owner of such Note;

(8)           any taxes payable under Sections 1471-1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as of the issue date of the Notes (or any amended or successor version), any regulations or official interpretations thereof, any intergovernmental agreement entered into in connection therewith, or any law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code;

(9)           any taxes imposed by the United States or any political subdivision thereof;

(10)         any taxes imposed or levied by reason of any combination of clauses (1) through (9) of this Section 2.14(b).

(c)           The Issuers and the Guarantors (as the case may be) will pay any present or future stamp, issue, registration, excise, property, court or documentary taxes, or similar taxes, charges or levies (referred to in this Section 2.14(c) as “stamp taxes”) and interest, penalties and other reasonable expenses related thereto that arise in or are levied by any Relevant Taxing Jurisdiction on the execution, issuance, delivery, enforcement or registration of the Notes, this Indenture, the Note Guarantees or any other document or instrument in relation thereto (other than on a transfer or assignment of the Notes after this offering) except for stamp taxes due as a result of registration or other action by the Holder where such registration or action is not necessary to maintain, preserve, establish, enforce, perfect or protect the rights of the Holder.

(d)           The Payor will make or cause to be made any withholding or deduction required in respect of taxes, and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction, in accordance with applicable law. Upon request, the Payor will use reasonable efforts to provide, within a reasonable time after the date the payment of any such taxes so deducted or withheld is made, the Trustee with official receipts or other documentation evidencing the payment of the taxes so deducted or withheld.

(e)           If any Payor will be obligated to pay Additional Amounts under or with respect to any payment made on the Notes, the Payor will deliver to the paying agent with a copy to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 45th day prior to that payment date, in which case the Payor shall notify the paying agent and the Trustee promptly thereafter) a certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable and such other information reasonably necessary to enable the paying agent to pay Additional Amounts to Holders on the relevant payment date. The Payor shall also deliver a form of Additional Amounts notice that can be delivered to the registered Holders.

(f)            Whenever in this Indenture there is mentioned, in any context:

(1)           the payment of principal;

(2)           the payment of interest; or

(3)           any other amount payable on or with respect to any of the Notes,

such reference will be deemed to include payment of Additional Amounts as described in this Section 2.14 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(g)           The obligations described in this Section 2.14 will survive any termination, defeasance or discharge of this Indenture or any Note Guarantee and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Payor is incorporated, organized or otherwise resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01                          Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof), an Officers’ Certificate setting forth:

(1)           the clause of this Indenture pursuant to which the redemption shall occur;

(2)           the redemption date;

(3)           the principal amount of Notes to be redeemed; and

(4)           the redemption price.

Section 3.02                          Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, selection of the Notes for redemption or purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then in accordance with the applicable procedures of DTC or, if the Notes are not represented by notes in global form, on a pro rata basis.

In the event of partial redemption or purchase, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes with a minimum principal amount of $2,000 or less may not be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03                          Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, or send electronically if the Notes are held by DTC, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

The notice will identify the Notes (including CUSIP and/or ISIN numbers) to be redeemed and will state:

(1)           the date fixed for redemption of such Notes;

(2)           the redemption price and the amount of accrued interest, if any, to be paid;

(3)           the name and address of the Paying Agent;

(4)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)           that unless the Issuers default in making the redemption payment, interest, if any, on Notes or portions of them called for redemption will cease to accrue on and after the redemption date;

(6)           that, if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of such Notes;

(7)           that, if less than all the Notes are to be redeemed, the identification of the particular Notes and the principal amount (or portion thereof) of such Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(8)           whether the redemption is conditioned on any events and what such conditions are;

(9)           the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(10)         that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes.

Any notice of redemption may be given prior to the completion of any event or transaction related to such redemption, and any such redemption or notice may be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice will state that, in the discretion of the Issuers, the redemption date may be delayed until such time as any or all of such conditions have been satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions have not been satisfied by the redemption date, or by the redemption date so delayed. If one or more conditions specified with respect to a redemption are not satisfied or waived, the redemption date shall be deemed not to have occurred for all purposes of this Indenture and the Issuers shall give notice of such non-occurrence to the Holders of the applicable Notes and to the Trustee.

At the Issuers’ request, the Trustee will give the notice of redemption in the Issuers’ name and at their expense; provided, however, that the Issuers have delivered to the Trustee, at least 15 days prior to the date the notice of redemption is to be sent to Holders, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the Officer’s Certificate described in Section 3.01.

Section 3.04                          Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject to the satisfaction of any condition set forth in the notice of redemption.

Section 3.05                          Deposit of Redemption or Purchase Price.

By 12:00 p.m. New York time on the redemption or purchase date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, accrued interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, accrued interest, if any, on all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

Section 3.06                          Notes Redeemed or Purchased in Part.

Upon surrender and cancellation of a Definitive Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Definitive Note in the name of the Holder equal in principal amount to the unredeemed or unpurchased portion of the Definitive Note surrendered upon cancellation of the original Definitive Note.

Section 3.07                          Optional Redemption.

(a)           At any time prior to July 15, 2020, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date occurring prior to or on the date of redemption.

(b)           Prior to July 15, 2020, the Issuers may on any one or more occasions redeem up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with an amount not greater than the net cash proceeds of one or more Equity Offerings, upon notice as described under Section 3.03, at a redemption price equal to 105.75% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the applicable date of redemption; provided that (i) at least 60% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption (excluding Notes held by Venator and its Subsidiaries); and (ii) such redemption occurs within 120 days after the closing of such Equity Offering. Notice of any such redemption must be given within 90 days after the date of such Equity Offering.

(c)           Except pursuant to Sections 3.07(a), 3.07(b), 3.08 and 4.10(e) hereof, the Notes will not be redeemable at the Issuers’ option prior to July 15, 2020.

(d)           On or after July 15, 2020, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest on the Notes, if any, to the applicable date of redemption, if redeemed during the twelve-month period beginning on July 15 of each of the years indicated below:

Year	Percentage
2020	104.313%
2021	102.875%
2022	101.438%
2023 and thereafter	100.000%

(e)           Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(f)            Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08                          Optional Redemption for Changes in Withholding Taxes.

(a)           The Issuers are entitled to redeem Notes, at their option, at any time in whole but not in part, upon not less than 30 nor more than 60 days’ notice to the Holders, at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event any Payor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts (but, in the case of a Guarantor, only if such amount could not be paid by the Issuers or another Note Guarantor who can pay such amount without the obligation to pay Additional Amounts), in each case, as a result of:

(1)           a change in, or an amendment to, the laws (including any regulations or rulings promulgated thereunder) or treaties of any Relevant Taxing Jurisdiction; or

(2)           any change in, amendment to, or introduction of any official published position regarding the application, administration or interpretation of such laws or treaties (including any regulations or rulings promulgated thereunder and including the decision of any court, governmental agency or tribunal), which change, amendment or introduction is publicly announced or becomes effective on or after the Issue Date and the Payor cannot avoid such obligation by taking reasonable measures available to it (including making payment through a paying agent located in another jurisdiction), provided that such Payor will not be required to take any measures that would result in the imposition on it of any material legal or regulatory burden or the incurrence by it of any material additional costs, or would otherwise result in any material adverse consequences. The foregoing provisions will apply mutatis mutandis to the laws and official positions of any jurisdiction in which any successor permitted under Article 5 hereof is incorporated, organized or otherwise resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein.

(b)           Prior to the giving of any notice of redemption described in Section 3.08(a) hereof, the Issuers will deliver to the Trustee an Officers’ Certificate to the effect that the Payor cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it. The Issuers will also deliver to the Trustee an Opinion of Counsel of recognized standing to the effect that the Payor would be obligated to pay Additional Amounts as a result of a change, amendment, or introduction described above. Absent manifest error, the Trustee will accept such Opinion of Counsel as sufficient evidence of the Payor’s obligations, to pay such Additional Amounts, and it will be conclusive and binding on the Holders.

Section 3.09                          Special Mandatory Redemption.

(a)           In the event that (i) the Completion Date does not take place on or prior to the Escrow Outside Date or (ii) in the reasonable judgment of the Issuers, the Proposed IPO will not be consummated on or prior to the Escrow Outside Date (the date of any such event being the “Special Termination Date”), the Issuers shall redeem all of the Notes (the “Special Mandatory Redemption”) at a price (the “Special Mandatory Redemption Price”) equal to 100% of the aggregate issue price of the Notes, plus accrued but unpaid interest, if any, from the Issue Date to, but not including, the Special Mandatory Redemption Date (as defined in Section 3.09(b) hereof) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(b)           Notice of the Special Mandatory Redemption will be delivered by the Issuers, no later than five business days following the Special Termination Date, to the Holders of the notes, the Trustee, the paying agent and the Escrow Agent, and will provide that the Notes shall be redeemed on the third business day after such notice is given by the Issuers in accordance with the terms of the Escrow Agreement (the “Special Mandatory Redemption Date”). On the Special Mandatory Redemption Date, the Escrow Agent shall pay to the paying agent for payment to each Holder of Notes the Special Mandatory Redemption Price of such Holder’s Notes and, concurrently with the payment to such Holders of Notes, deliver any excess Escrowed Property (if any) to the Issuers in accordance with the instructions provided in writing to the Escrow Agent.

Section 3.10                          Mandatory Redemption.

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes other than pursuant to Section 3.09 hereof.

ARTICLE 4
COVENANTS

Section 4.01                          Payment of Notes.

The Issuers will pay or cause to be paid the principal of, premium on, if any, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than Venator, either Issuer or a Subsidiary thereof, holds as of 12:00 p.m., Eastern Time, on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

Section 4.02                          Maintenance of Office or Agency.

The Issuers will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided, however, no service of legal process may be made at any office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of its obligation to maintain an office or agency for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03                          Reports.

(a)           Whether or not required by the SEC, so long as any Notes are outstanding, Venator will furnish to the Trustee and to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations including any extension periods available under such rules and regulations and excluding any requirement and time periods applicable to “accelerated filers” (as defined in Rule 12b-2 under the Exchange Act) under such rules and regulations, and make available to securities analysts and potential investors upon request:

(1)           all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Venator were required to file such Forms, including a “Narrative Analysis of Results of Operations” or “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as applicable, and, with respect to the annual information only, a report on the annual financial statements by Venator’ certified independent accountants; and

(2)           all current reports that would be required to be filed with the SEC on Form 8-K if Venator were required to file such reports;

provided, however, that (i) in no event shall such reports be required to comply with Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC (except that summary financial information with respect to non-guarantor Subsidiaries of the type and scope included in the Offering Memorandum will be required), (ii) in no event shall such reports be required to comply with Regulation G promulgated by the SEC or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-GAAP financial measures contained therein, (iii) no such reports referenced under clause (2) above (other than reports referenced in clause (v) below) shall be required to be furnished if Venator determines in its good faith judgment that such event is not material to the Holders of the notes or the business, assets, operations or financial position of Venator and its Restricted Subsidiaries, taken as a whole, (iv) in no event shall such reports be required to include any information that is not otherwise similar to information currently included in the Offering Memorandum, other than with respect to reports provided under clause (2) above and (v) in no event shall reports referenced in clause (2) above be required to include as an exhibits copies of any agreements, financial statements or other items that would be required to be filed as exhibits to a current report on Form 8-K except for (x) agreements evidencing material Indebtedness and (y) historical and pro forma financial statements to the extent reasonably available and, in any case with respect to pro forma financial statements, to include only pro forma total assets, total debt, senior secured debt, revenues, operating income and capital expenditures in lieu thereof.

(b)           If Venator has designated as an Unrestricted Subsidiary any of its Subsidiaries that would constitute a Significant Subsidiary, then the quarterly and annual financial information required by Section 4.03(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes or schedules thereto, or in Narrative Analysis of Results of Operations or Management’s Discussion and Analysis of Financial Condition and Results of Operations, as applicable, of the financial condition and results of operations of Venator and its Restricted Subsidiaries separate from the financial condition and results of operations of any such Unrestricted Subsidiaries of Venator.

(c)           In the event that any direct or indirect parent company of Venator is or becomes a Guarantor of the Notes, Venator may satisfy the requirements of this Section 4.03 with respect to financial information relating to direct or indirect parent of Venator (such entity the “Parent Entity”) instead of Venator; provided that to the extent either (x) such Parent Entity holds assets (other than its direct or indirect interest in Venator) that exceed 1% of the assets of Venator and its Subsidiaries as of such fiscal period end or (y) such Parent Entity has revenues (other than revenue of Venator and its Subsidiaries) that exceed 1% of the total revenue of Venator and its Subsidiaries for the immediately preceding fiscal period, then such information related to such Parent Entity shall be accompanied by consolidating information that explains in reasonable detail the differences between the information of such Parent Entity, on the one hand, and the information relating to Venator and its Subsidiaries on a stand-alone basis, on the other hand.

(d)           For so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by Sections 4.03(a) and (b), the Issuers and the Guarantors will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(e)           Delivery of the reports and documents described above to the Trustee is for informational purposes only, and the Trustee’s receipt of such reports and documents shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on an Officers’ Certificate).

(f)            For purposes of this Section 4.03, Venator will be deemed to have furnished such reports referred to above to the Trustee and the Holders if Venator or any Parent Entity has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available; provided, however, that the Trustee shall have no obligation to determine whether or not Venator shall have made such filings.

Section 4.04                          Compliance Certificate.

(a)           Venator or the Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that as to each such Officer signing such certificate, that to the best of his or her knowledge Venator and its Restricted Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of

Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Venator or the Issuers are taking or propose to take with respect thereto).

(b)           So long as any of the Notes are outstanding, Venator or the Issuers will deliver to the Trustee, promptly upon any Officer obtaining knowledge of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default, the status thereof and what action it has taken or proposes to take to remedy such Default or Event of Default.

Section 4.05                          Stay, Extension and Usury Laws.

Each of the Issuers and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06                          Limitation on Secured Debt.

(a)           Venator will not, and will not permit any of its Restricted Subsidiaries to create, incur, issue, assume or guarantee any indebtedness for borrowed money secured by a Mortgage on or upon any Principal Property, whether owned at the date of this Indenture or acquired after the date of this Indenture, without ensuring that the Notes (together, at Venator’s option, with any other indebtedness created, issued, assumed or guaranteed by Venator or any of its Restricted Subsidiaries then existing or thereafter created) will be secured by such Mortgage equally and ratably with (or, at Venator’s option, prior to) such indebtedness for so long as such indebtedness is so secured.

(b)           The provisions of Section 4.06(a) hereof will not apply to indebtedness secured by any of the following:

(1)           Mortgages on any property acquired, leased, constructed or improved by Venator or any of its Restricted Subsidiaries after the date of this Indenture to secure indebtedness incurred for the purpose of financing or refinancing all or any part of the purchase price of such property or of the cost of any construction or improvements on such property, in each case, to the extent that the original indebtedness is incurred prior to or within one year after the applicable acquisition, lease, completion of construction or beginning of commercial operation of such property, as the case may be;

(2)           Mortgages on any property existing at the time Venator or any Restricted Subsidiary acquires any of the same;

(3)           Mortgages on property of a Person existing at the time Venator or any Restricted Subsidiary merges or consolidates with such Person or at the time Venator or any Restricted Subsidiary acquires all or substantially all of the properties of such Person;

(4)           Mortgages to secure indebtedness of any Restricted Subsidiary of Venator to Venator or another Restricted Subsidiary;

(5)           Mortgages in favor of governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure indebtedness incurred or guaranteed to finance or refinance all or any part of the purchase price of the property, shares of capital stock or indebtedness subject to such Mortgages or the cost of constructing or improving the property subject to such Mortgage;

(6)           Mortgages to secure indebtedness, together with all other indebtedness incurred under this clause (6) not to exceed, at the time of incurrence and after application of the proceeds therefrom, an aggregate amount not to exceed the greater of (i) $1,100.0 million (including any refinancing indebtedness incurred pursuant to clause (7) below) and (ii) an amount that, after giving pro forma effect to the incurrence of such indebtedness, would cause the Total Net Secured Leverage Ratio to exceed 2.50 to 1.00;

(7)           extensions, renewals or replacements of any Mortgage existing on, or contractually obligated to be granted within a period of time following, the Completion Date (other than mortgages securing indebtedness under the ABL Credit Facility or the Senior Credit Facility) or any Mortgage referred to above; provided that the principal amount of indebtedness secured thereby may not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement (plus the amount of all fees, premiums, expenses and accrued interest payable in connection therewith), and such extension, renewal or replacement will be limited to all or a part of the property (plus improvements and construction on such property), shares of Capital Stock or indebtedness that was subject to the Mortgage so extended, renewed or replaced;

(8)           Mortgages on accounts receivables and related assets of Venator and its Restricted Subsidiaries pursuant to a Qualified Securitization Transaction; and

(9)           Permitted Liens.

(c)           Notwithstanding the restrictions in Section 4.06(a), Venator and any of its Restricted Subsidiaries may create, incur, issue, assume or guarantee indebtedness secured by a Mortgage without adhering to the requirements of Section 4.06(a) or (b), if at the time of such issuance, assumption or guarantee, after giving effect thereto and to the retirement of any indebtedness that is concurrently being retired, the aggregate amount of all such indebtedness secured by Mortgages that would otherwise be subject to the restrictions in Section 4.06(a) (other than any indebtedness secured by Mortgages described in clauses (1) through (9) of Section 4.06(b)) plus the aggregate amount (without duplication) of (x) all Non-Guarantor Subsidiary Debt (as defined below) (other than Non-Guarantor Subsidiary Debt described in clauses (1) through (7) of Section 4.07(b)) and (y) all Attributable Debt of Venator and any of its Restricted Subsidiaries in respect of Sale and Lease-Back Transactions (with the exception of any such transactions that are permitted under clauses (1) and (2) of Section 4.08(a)) does not exceed 15% of the Consolidated Net Tangible Assets of Venator as of the date on which any such indebtedness is incurred.

Section 4.07                          Limitation on Subsidiary Debt.

(a)           Venator will not permit any of its Restricted Subsidiaries (other than Venator Finance and Venator Co-Issuer) that is not a Guarantor to, create, assume, incur, issue or guarantee (collectively, “incur”) any indebtedness for borrowed money (any such indebtedness of a non-guarantor Subsidiary, “Non-Guarantor Subsidiary Debt”), unless such Restricted Subsidiary guarantees the payment of the principal of, premium, if any, and interest on the Notes on an unsecured unsubordinated basis.

(b)           The provisions of Section 4.07(a) hereof will not apply to Non-Guarantor Subsidiary Debt constituting:

(1)           indebtedness of a Person existing at the time such Person is merged into or consolidated with Venator or any of its Restricted Subsidiaries or at the time of a sale, lease or other disposition of the properties and assets of such Person (or a division thereof) as an entirety or substantially as an entirety to any Restricted Subsidiary of Venator that is assumed by any Restricted Subsidiary of Venator; provided that such indebtedness was not incurred in contemplation thereof;

(2)           indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of Venator; provided that such indebtedness was not incurred in contemplation thereof;

(3)           indebtedness owed to or among Venator or any of its Restricted Subsidiaries;

(4)           indebtedness of any Restricted Subsidiary of Venator secured by Mortgages on assets of such Restricted Subsidiary permitted under any of clauses (1) through (9) of Section 4.06(b);

(5)           indebtedness outstanding on the Completion Date or any extension, renewal, replacement or refunding of any indebtedness existing on the Completion Date or referred to in clauses (1), (2), (3) or (4) ; provided that the principal amount of the indebtedness incurred pursuant to this clause (5) shall not exceed the principal amount of the original indebtedness plus all premiums, fees and expenses (including accrued interest) payable in connection with any such extension, renewal, replacement or refunding;

(6)           indebtedness in respect of a Qualified Securitization Transaction; and

(7)           additional indebtedness; provided that the aggregate principal amount of indebtedness incurred under this clause (7), when aggregated with the principal amount of all other indebtedness then outstanding and incurred pursuant to this clause (7), does not, as of any date of incurrence, exceed the greater of (a) $150.0 million or (b) 5.0% of the Consolidated Net Tangible Assets of Venator; as of the date on which any such indebtedness is incurred.

(c)           Notwithstanding the restrictions described in this Section 4.07, Venator and any of its Restricted Subsidiaries may create, incur, issue, assume or guarantee Non-Guarantor Subsidiary Debt, without adhering to the requirements of Section 4.07(a), if at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any indebtedness that is concurrently being retired, the aggregate amount of all such Non-Guarantor Subsidiary Debt that would otherwise be subject to the restrictions in Section 4.07(a) (other than Non-Guarantor Subsidiary Debt described in clauses (1) through (7) of Section 4.07(b)); plus the aggregate amount (without duplication) of (x) all indebtedness secured by Mortgages (not including any such indebtedness secured by Mortgages described in clauses (1) through (9) of Section 4.06(b)), and (y) all Attributable Debt of Venator and any of its Restricted Subsidiaries in respect of Sale and Lease-Back Transactions (with the exception of any such transactions that are permitted under clauses (1) and (2) of 4.08) does not exceed 15% of the Consolidated Net Tangible Assets of Venator as of the date on which any such indebtedness is incurred.

Section 4.08                          Limitation on Sale and Lease-back Transactions.

Venator will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Lease-back Transaction with respect to any of their Principal Properties unless:

(1)           Venator or such Subsidiary would be entitled under the provisions described in clauses (1) through (9) of Section 4.06(b) to create, issue, assume or guarantee indebtedness secured by a Mortgage on the property to be leased without having to equally and ratably secure the Notes;

(2)           Venator or any of its Restricted Subsidiaries applies an amount equal to the amount of the net cash proceeds from the sale of the Principal Property sold in such Sale and Lease-Back Transaction within 365 days after the consummation thereof to make non-mandatory prepayments on long-term indebtedness, retire long-term indebtedness or acquire, construct or improve a manufacturing plant or facility or other assets that are used or useful in their business; or

(3)           the sum of

(a)           the Attributable Debt of Venator and its Restricted Subsidiaries in respect of such Sale and Lease-Back Transaction and all other Sale and Lease-Back Transactions entered into after the Issue Date (other than any such Sale and Lease-Back Transaction as would be permitted pursuant to clauses (1) or (2) of this sentence), plus

(b)           the aggregate principal amount (without duplication) of

(i)            indebtedness secured by Mortgages then outstanding (not including any such indebtedness secured by Mortgages described in clauses (1) through (9) of Section 4.06(b)) that do not equally and ratably secure the Notes (or secure Notes on a basis that is prior to other indebtedness secured thereby) and

(ii)           Non-Guarantor Subsidiary Debt (not including any such Non-Guarantor Subsidiary Debt described in clauses (1) through (7) of Section 4.07(b))

would not exceed 15% of the Consolidated Net Tangible Assets of Venator as of the date of consummation of any such Sale and Lease-Back Transaction pursuant to this clause (3).

Section 4.09                          Corporate Existence.

Subject to Article 5 hereof and Section 10.04 hereof, Venator and each Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)           its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Venator, such Issuer or any such Subsidiary; and

(2)           the rights (charter and statutory), licenses and franchises of Venator, such Issuer and its Subsidiaries; provided, however, that Venator shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its

Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Venator and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.10                          Offer to Repurchase Upon Change of Control Repurchase Event.

(a)           Upon the occurrence of a Change of Control Repurchase Event, each Holder will have the right to require the Issuers to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to a minimum of $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the repurchase date (the “Change of Control Payment”). Within 30 days following any Change of Control Repurchase Event, the Issuers will send a notice to the Trustee and each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1)           that a Change of Control Repurchase Event has occurred and that such Holder has the right to require the Issuers to repurchase such Holder’s notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date occurring on or prior to the repurchase date);

(2)           the circumstances and relevant facts and financial information regarding such Change of Control Repurchase Event;

(3)           the repurchase date (the “Change of Control Payment Date”) (which will be no earlier than 30 days nor later than 60 days from the date such notice is sent); and

(4)           if such notice is delivered in advance of the occurrence of a Change of Control, that the Change of Control Offer is conditioned upon the occurrence of such Change of Control and setting forth a brief description of the definitive agreement for the Change of Control; and

(5)           that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the applicable Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws, rules and regulations thereunder to the extent those laws, rules and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws, rules or regulations conflict with the provisions of this Section 4.10, the Issuers will comply with the applicable securities laws, rules and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

(b)           On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1)           accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)           deposit with the applicable Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)           deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

The applicable Paying Agent will promptly send (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be canceled at the option of the Issuers. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.

(c)           Notwithstanding anything to the contrary in this Section 4.10, the Issuers will not be required to make a Change of Control Offer with respect to the Notes upon the consummation of a Change of Control Repurchase Event if (i) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 4.10 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (ii) notice of redemption of all outstanding notes has been given pursuant to Section 3.03 of this Indenture, unless and until there is a default in payment of the applicable redemption price or (iii) in connection with or in contemplation of any Change of Control, the Issuers have made an offer to purchase (an “Alternate Offer”) any and all notes validly tendered at a cash price equal to or higher than the Change of Control Payment, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the repurchase date) (the “Alternate Offer Payment”), and has purchased all notes properly tendered and not properly withdrawn in accordance with the terms of such Alternate Offer. Any Alternate Offer shall specify a repurchase date which shall be no earlier than 30 days nor later than 60 days from the date such Alternate Offer is made.

(d)           Notwithstanding anything to the contrary contained herein, a Change of Control Offer or Alternate Offer may be made in advance of the occurrence of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer or Alternate Offer. The closing date of any such Change of Control Offer or Alternate Offer made in advance of a Change of Control may be changed to conform to the actual closing date of the Change of Control; provided that such closing date is not earlier than 30 days nor later than 60 days from the date the Change of Control Offer or Alternate Offer notice is sent.

(e)           In the event that Holders of not less than 90% in aggregate principal amount of the outstanding Notes accept a Change of Control Offer or Alternate Offer and the Issuers (or any third party making such Change of Control Offer or Alternate Offer in lieu of the Issuers as described in Section 4.10(c)) purchase all of the notes held by such Holders, the Issuers will have the right, upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment or the Alternate Offer Payment, as the case may be, plus, to the extent not included in the Change of Control Payment or the Alternate Offer Payment, accrued and unpaid interest, if any, on the Notes that remain outstanding, to, but not including, the date of redemption (subject to the rights of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Section 4.11                          Activities Prior to the Completion Date.

(a)           Prior to the Release on the Completion Date, the primary activities of Venator, the Issuers and their Subsidiaries (as applicable) shall consist of conducting their business in the ordinary course, issuing the Notes, issuing Capital Stock and receiving capital contributions in connection with the Proposed IPO and the Reorganization and otherwise consummating the Proposed IPO and the Reorganization, performing their respective obligations in respect of the Notes under this Indenture and the Escrow Agreement, and redeeming the notes pursuant to Section 3.09 hereof, if applicable, and conducting such other activities as are necessary or appropriate to carry out the activities described in this Section 4.11.

(b)           Prior to the Release on the Completion Date, none of Venator, the Issuers or their Subsidiaries will be subject to the requirements of Sections 4.03, 4.06, 4.07, 4.08, Article 5 or Section 10.04 hereof.

ARTICLE 5
SUCCESSORS

Section 5.01                          Merger, Consolidation and Sale of Assets.

(a)           Each Issuer and Venator may consolidate or merge with or into any other Person, or lease, sell or transfer all or substantially all of its respective properties and assets if:

(1)           the Person formed by such consolidation or into which such Issuer or Venator, as the case may be, is merged, or the Person which acquires by lease, sale or transfer all or substantially all of the property and assets of such Issuer or Venator, as the case may be, is a corporation organized and existing under the laws of Luxembourg, the United States, any state in the United States or the District of Columbia or the United Kingdom or any member state of the European Union;

(2)           the Person formed by such consolidation or into which such Issuer or Venator, as the case may be, is merged, or the Person which acquires by lease, sale or transfer all or substantially all of the property and assets of such Issuer or Venator, as the case may be, agrees to pay the principal of, and any premium and interest on, the Notes, assume, perform and observe all obligations, covenants and conditions of the Issuers and Venator, as the case may be, under this Indenture by executing and delivering to the Trustee a Supplemental Indenture; and

(3)           immediately after giving effect to such transaction and treating indebtedness for borrowed money that becomes an obligation of such Issuer, Venator or any of their Restricted Subsidiaries as a result of such transaction as having been incurred by such Issuer, Venator or such Restricted Subsidiaries at the time of such transaction, no Default or Event of Default shall have occurred and be continuing.

If, upon any such consolidation or merger, or upon any such lease, sale or transfer of property and assets, any Principal Property owned immediately prior to the transaction, would thereupon become subject to a Mortgage securing any indebtedness for borrowed money of, or guaranteed by, such other Person or any of its Subsidiaries (other than any Mortgage, security interest, pledge or Mortgage permitted pursuant to clauses (1) through (9) of Section 4.06(b)), such Issuer, Venator or such Restricted Subsidiary will, prior to such consolidation, merger, lease, sale or transfer, by executing and delivering to the Trustee a Supplemental Indenture, secure the due and punctual payment of the principal of, and any premium and interest on, the Notes (together, at such Issuer’s or Venator’s option, with any other indebtedness of, or guaranteed by, such Issuer, Venator or any of their Restricted Subsidiaries then existing or thereafter created) equally and ratably with (or, at such Issuer’s option, prior to) the indebtedness secured by such Mortgage for so long as such indebtedness is so secured.

(b)           In addition, notwithstanding the foregoing, Venator or either Issuer may (a) consolidate or merge with or into, or sell, lease or transfer all or substantially all of its properties or assets to, Venator or any of its Restricted Subsidiaries or (b) merge or consolidate with an affiliate incorporated solely for the purpose of reincorporating or reorganizing Venator or such Issuer in another jurisdiction, including the conversion of Venator Co-Issuer into a Delaware limited liability company.

Section 5.02                          Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of an Issuer or Venator in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which such Issuer or Venator is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to “Venator” or “Issuer” as the case may be, shall refer instead to the successor Person and not to such Issuer or Venator), and may exercise every right and power of such Issuer or Venator under this Indenture with the same effect as if such successor Person had been named as Issuer or Venator herein; provided, however, that the predecessor Issuer or Venator shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest, if any, on, the Notes except in the case of a sale of all of such Issuer’s or Venator’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01                          Events of Default.

Each of the following events is an “Event of Default”:

(1)           the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2)           the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise;

(3)           the failure of any Issuer, Venator or any other Guarantor to comply with any covenant or agreement contained in this Indenture, which default continues for a period of 90 days after Venator or the Issuers receive a written notice specifying the default (or 120 days after such a notice in the event of a Default under Section 4.03 hereof) (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (including any Additional Notes subsequently issued under this Indenture) (except in the case of a default with respect to Section 5.01 or 10.04 hereof, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4)           the occurrence of any default under any agreement governing indebtedness of Venator, any Issuer or any of their Significant Subsidiaries if that default:

(A)          is caused by the failure to pay at final maturity the principal amount of any indebtedness after giving effect to any applicable grace periods and any extensions of time for payment of such indebtedness or; or

(B)          results in the acceleration of the final stated maturity of any such indebtedness,

and in each case, the aggregate principal amount of such indebtedness unpaid or accelerated aggregates $50.0 million or more and has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such final maturity or acceleration;

(5)           Venator or either Issuer:

(A)          commences a voluntary case,

(B)          consents to the entry of an order for relief against it in an involuntary case,

(C)          consents to the appointment of a Custodian of it or for all or substantially all of its property,

(D)          makes a general assignment for the benefit of its creditors, or

(E)           generally is not paying its debts as they become due and with respect to Venator Finance, has lost its creditworthiness (crédit ébranlé); or

(F)           commences any bankruptcy, insolvency, liquidation, moratorium, reorganization process or other process under similar laws affecting the rights of creditors in Luxembourg; or

(6)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)          is for relief against Venator or any Issuer in an involuntary case;

(B)          appoints a Custodian of Venator or any Issuer; or

(C)          orders the liquidation of Venator or any Issuer;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(7)           the failure of any Note Guarantee by Venator or any Significant Subsidiary to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this

Indenture) or any of the Guarantors denies its liability under its Note Guarantee and such default continues for 10 days.

Section 6.02                          Acceleration.

In the case of an Event of Default specified in clause (5) or (6) of Section 6.01 hereof occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes will become immediately due and payable without further action or notice. If any other Event of Default occurs and is continuing, then the Trustee by notice in writing to Venator or the Issuers or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing (the “Acceleration Notice”) to Venator or the Issuers and the Trustee, which notice must also specify that it is a “notice of acceleration.” Upon any such declaration of acceleration, the Notes will become immediately due and payable.

At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the outstanding Notes may rescind and cancel such declaration and its consequences:

(a)           if the rescission would not conflict with any judgment or decree;

(b)           if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(c)           to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(d)           if the Issuers have paid the Trustee all amounts it is owed under this Indenture; and

(e)           in the event of the cure or waiver of an Event of Default specified in clause (4) of Section 6.01 hereof; provided that the Trustee shall have received an Officers’ Certificate that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03                          Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04                          Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                          Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity and security satisfactory to it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if it determines in good faith that withholding notice is in their interest.

Section 6.06                          Limitation on Suits.

No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)           such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)           Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)           such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)           the Trustee does not pursue such remedy within 60 days after receipt of the request and the offer of security or indemnity; and

(5)           during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a written direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders).

Section 6.07                                                                             Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium on, if any, or interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                                                                             Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium on, if any, and interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                                                                             Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                                                                             Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

First:                                    to the Trustee, its agents and attorneys for amounts due under this Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:                      to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:                                to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11                                                                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01                                                                             Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)                                 the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)                                  No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

(f)                                   The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02                                                                             Rights of Trustee.

(a)                                 The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of each of the Issuers.

(f)                                   The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)                                  The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture, including, without limitation, its right to be indemnified, are also given to and shall be enforceable by (i) the Trustee in each of its capacities hereunder, (ii) to each agent of the Trustee, (iii) to each Agent, (iv) Notes Custodian, and (v) each other Person, employed to act hereunder.  Therefore, for the avoidance of doubt in any interpretation of a relevant section of this Indenture that relates to the rights, privileges, protections, immunities and benefits given to the Trustee, such section shall be construed as including each agent, custodian and each other Person employed to act hereunder.

(h)                                 The Trustee shall not be deemed to have knowledge of any fact or matter unless such fact or matter is known to a Responsible Officer of the Trustee.

(i)                                     Whenever in the administration of this Indenture or the Notes the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or thereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on its part, conclusively rely upon an Officers’ Certificate.

(j)                                    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of Venator and the Restricted Subsidiaries, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(k)                                 The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l)                                     The Trustee may request that the Issuers deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or the Notes.

(m)                             In no event shall the Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

(n)                                 The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

Section 7.03                                                                             Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04                                                                             Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05                                                                             Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee will send to Holders of Notes a notice of the Default or Event of Default within the later of 90 days after it occurs or promptly after a Responsible Officer of the Trustee receives written notice of such event.  Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06                                                                             [Reserved].

Section 7.07                                                                             Compensation and Indemnity.

(a)                                 The Issuers will pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as mutually agreed to in writing.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)                                 The Issuers and the Guarantors will, jointly and severally, indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be directly attributable to its negligence or willful misconduct, as determined by a final, non-appealable order of a court of competent jurisdiction.  The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder.  The Issuers or such Guarantor will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel.  Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)                                  The obligations of the Issuers and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation and removal of the Trustee.

(d)                                 To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest on, particular Notes. Such lien will survive the satisfaction and discharge of this Indenture.

(e)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in clause (5) or (6) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08                                                                             Replacement of Trustee.

(a)                                 A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)                                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(1)                                 the Trustee fails to comply with Section 7.10 hereof;

(2)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                 a custodian or public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d)                                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may at the expense of the Issuers, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                   A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09                                                                             Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10                                                                             Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                                                                             Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their option and at any time, evidenced by a resolution of each of their Boards of Directors set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02                                                                             Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, each Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on written request of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)                                 the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, and interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)                                 the Issuers’ obligations with respect to such Notes under Article 2 and 4.02 hereof;

(3)                                 the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ obligations in connection therewith; and

(4)                                 this Article 8, as it relates to Legal Defeasance.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03                                                                             Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, each Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in

Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.06, 4.07 and 4.08 hereof and Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3), (4), and (7) hereof will not constitute Events of Default.

Section 8.04                                                                             Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)                                 The Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars or non-callable U.S. government obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on an applicable redemption date;

(2)                                 in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that:

(A)                               the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)                               since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; provided, however, such Opinion of Counsel shall not be required if all the Notes will become due and payable on the maturity date within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee;

(3)                                 in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default shall have occurred and is continuing on the date of such deposit (other than any default arising from the substantially contemporaneous incurrence of indebtedness to fund the deposit described above in clause (1));

(5)                                 such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than any default arising from the substantially contemporaneous incurrence of indebtedness to fund the deposit described above in clause (1)) or any other material agreement or instrument to which Venator, the Issuers or any of their Subsidiaries is a party or by which Venator, the Issuers or any of their Subsidiaries is bound;

(6)                                 the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others;

(7)                                 the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8)                                 the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that either (i) the Issuers have assigned all their ownership interest in the trust funds to the Trustee (or such other entity directed, designated and appointed by the Trustee as co-Trustee for this purpose) or (ii) the Trustee has a valid perfected security interest in the trust funds.

Section 8.05                                                                             Cash or Non-Callable U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all cash or non-callable U.S. government obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including Venator, either Issuer or any of their Subsidiaries acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. government obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the written request of the Issuers any cash or non-callable U.S. government obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06                                                                             Repayment to Issuers.

Subject to unclaimed property laws, any cash deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium on, if any, or interest on any Note and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease.

Section 8.07                                                                             Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable U.S. government obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers makes any payment of principal of, premium on, if any, or interest, if any, on, any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                                                                             Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees to:

(1)                                 cure any ambiguities, defect or inconsistency;

(2)                                 provide for the assumption of any Issuer’s or Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s or Guarantor’s assets in accordance with the requirements of Article 5 hereof or Section 10.04 hereof, as applicable;

(3)                                 provide for uncertificated Notes in addition to or in place of certificated Notes (provided, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code);

(4)                                 add any Person as a Guarantor of the Notes or secure the Notes or the Note Guarantees;

(5)                                 to comply with the rules of any applicable Depositary;

(6)                                 evidence and provide for the acceptance of an appointment under this Indenture of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(7)                                 make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect in any material respect the legal rights under this Indenture of any such Holder; or

(8)                                 conform this Indenture or the Notes to the descriptions thereof set forth in the “Description of Notes” section of the Offering Memorandum to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the corresponding provision in such “Description of Notes.”

Upon the request of the Issuers accompanied by resolutions of each of their Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.02                                                                             With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture and the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Issuers accompanied by resolutions of their Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture, the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)                                 reduce the amount of Notes whose Holders must consent to an amendment;

(2)                                 reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note;

(3)                                 reduce the principal of or change the fixed maturity of any Note or change the date on which the Notes may be subject to redemption or repurchase (other than by amending the provisions of Section 4.10 hereof), or reduce the redemption or repurchase price for such Notes;

(4)                                 make any Note payable in money other than that stated in the Notes;

(5)                                 make any change in the provisions of this Indenture the rights of Holders of Notes to receive payments of principal and interest on the Notes, or permitting Holders of a majority in principal amount of such Notes to waive Defaults or Events of Default;

(6)                                 after a Change of Control Repurchase Event has occurred, amend, change or modify in any material respect the obligation of the Issuers to make and complete a Change of Control Offer with respect to such Change of Control Repurchase Event;

(7)                                 release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(8)                                 make the Notes or any Note Guarantee subordinated in right of payment to other obligations; or

(9)                                 make any change in the Escrow Agreement that would adversely affect the Holders in any material respect.

Section 9.03                                                                             [Reserved].

Section 9.04                                                                             Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05                                                                             Notation on or Exchange of Notes.

The Trustee at the request of the Issuers may cause the Notes Custodian to place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee (or Authenticating Agent, if applicable) shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                                                                             Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. An Issuer may not sign an amended or supplemental indenture until its Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 7.01 hereof) will be fully protected in conclusively relying upon, in addition to the documents required by Section 12.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligation of the Issuers, enforceable against the Issuers in accordance with its terms.

ARTICLE 10
NOTE GUARANTEES

Section 10.01                                                                      Guarantee.

(a)                                 Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(1)                                 the principal of, premium, if any, on, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on the Notes, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)                                 in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                                 The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either Issuer, any right to require a proceeding first against an

Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)                                  If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either an Issuer or a Guarantor, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)                                 Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

(e)                                  Each Guarantor (other than a Finnish Guarantor) acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits. Each Finnish Guarantor acknowledges that entering into this Indenture is in its best interests and is based on commercial grounds.

Section 10.02                                                                      Limitation on Guarantor Liability.

(a)                                 Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

(b)                                 Limitation on Note Guarantees by Spanish Guarantors. Any guarantee, indemnity, obligation and/or liability granted, incurred, undertaken, assumed or otherwise agreed by any Guarantor incorporated in Spain shall be limited to the following:

(1)                                 shall not extend to any obligation to the extent that the same would constitute unlawful financial assistance within the meaning of articles 143 and 150 of the Spanish Companies Act (Real Decreto Legislativo 1/2010 de 2 de Julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital); and

(2)                                 if the Spanish Guarantor is incorporated as a limited liability company (“sociedad de responsabilidad limitada”), restrictions contained in the Spanish Companies Act shall be applicable.

(c)                                  Limitation on Note Guarantees by French Guarantors. Each Guarantor incorporated under the laws of France (hereafter, a “French Guarantor”) and, by its acceptance of Notes, each Holder, hereby confirms the following:

(1)                                 the obligations and liabilities of any French Guarantor under this Indenture, and in particular under the Notes and the Note Guarantee, shall not extend to include any obligations or liabilities which if incurred would constitute a breach of the financial assistance prohibitions within the meaning of article L. 225-216 of the French Code de commerce and/or would constitute a misuse of corporate assets within the meaning of article L. 241-3, L. 242-6 or L. 244-1 of the French Code de commerce or any other law or regulations having the same effect, as interpreted by French courts.

(2)                                 the obligations and liabilities of each French Guarantor under this Indenture for the payment obligations under the Notes and the Note Guarantee of the Issuer or any other Guarantor which is not a direct or indirect Subsidiary of such French Guarantor, shall be limited at any time to an amount equal to the aggregate of the proceeds of the Notes to the extent directly or indirectly on-lent by the Issuer or such other Guarantor to that French Guarantor or any of its Subsidiaries under intercompany loans (including pursuant to cash pooling arrangements) or similar arrangements and outstanding on the date a payment is requested to be made by such French Guarantor under this Note Guarantee (the “Maximum Guaranteed Amount”), it being specified that notwithstanding any other provisions of this Indenture, any payment made by such French Guarantor under this Note Guarantee in respect of the payment obligations of the Issuer or any other Guarantor shall immediately reduce pro tanto the outstanding amount of the intra-group loans, or any sums, due by such French Guarantor under such intra-group loan (including pursuant to cash pooling arrangements) or similar arrangements referred to above.

(3)                                 the obligations and liabilities of each French Guarantor under this Indenture for the payment obligations under the Notes and the Note Guarantee of its direct or indirect Subsidiaries which are or become Guarantor from time to time under this Indenture or any Supplemental Indenture shall be limited to all amounts incurred by such Subsidiaries which are French Guarantors; and

(4)                                 for the avoidance of doubt, any payment made by a French Guarantor under paragraph (ii) above shall reduce the Maximum Guaranteed Amount.

(5)                                 it is acknowledged that no French Guarantor is acting jointly and severally with the other Guarantors and no French Guarantor shall therefore be considered as “co-débiteur solidaire” as to its obligations pursuant to the Guarantee given pursuant therewith.

For the purpose of this paragraph (c), “Subsidiary” means, in relation to any company, another company which is controlled by it within the meaning of articles L.233-3 of the French Code de commerce.

(d)                                 Limitation on Note Guarantees by German Guarantors. For the purpose of this Section 10.2 (d):

Any reference to “the date of this Indenture” shall, with regard to any Guarantor acceding after the date of this Indenture which is a German Guarantor be construed as a reference to the date of accession of such Guarantor.

“German Guarantor” means a German GmbH Guarantor or a German GmbH & Co. KG Guarantor;

“German GmbH Guarantor” means any Guarantor incorporated in the Federal Republic of Germany as a private limited company “Gesellschaft mit beschränkter Haftung”;

“German GmbH & Co. KG Guarantor” means any Guarantor established in the Federal Republic of Germany as a limited partnership “Kommanditgesellschaft” with a private limited company “Gesellschaft mit beschränkter Haftung” as its sole general partner “persönlich haftender Gesellschafter”;

“Guarantee Obligations” means the obligations of any German Guarantor granted or incurred under this Indenture; and

“Net Assets” means, in relation to a German GmbH Guarantor or a German GmbH & Co. KG Guarantor’s general partner “persönlich haftender Gesellschafter”, the amount of its assets (section 266 sub-section 2 A, B, C, D and E HGB and including, for the avoidance of doubt, any claim for consideration or return “Gegenleistungs- oder Rückgewähranspruch” of the relevant German Guarantor against the Upstream Affiliate whose obligations are secured by the relevant Guarantee Obligations) less (i) the aggregate of its liabilities (section 266 sub-section 3 B, C (including, for the avoidance of doubt, any Guarantee Obligations), D and E HGB) and (ii) its stated share capital “Stammkapital”.

(1)                                 Subject to Sections 10.2 (d)(2) to 10.2 (d)(4), the enforcement of the Guarantee Obligations shall be limited in relation to German Guarantors as follows:

(a)                                 Each Secured Party agrees not to enforce the Guarantee Obligations if and to the extent:

(A)                               the Guarantee Obligations relate to any obligations of, or amounts owed by, an Affiliate of the relevant German Guarantor (other than the relevant German Guarantor’s Subsidiaries provided that the relevant obligations or amounts owed by the relevant Subsidiary are or are based upon own liabilities of such Subsidiary but not upon Guarantee Obligations (each an “Upstream Affiliate”); and

(B)                               the relevant German Guarantor’s Net Assets, or in the case of a German GmbH & Co. KG Guarantor, the Net Assets of its general partner “persönlich haftender Gesellschafter”, would have been, at the date of this Indenture, reduced to zero or would have been reduced below zero as a result of any payment in relation to the Guarantee Obligations (such circumstances constituting a “Share Capital Impairment”).

(b)                                 For the purposes of the calculation of the Net Assets, the following balance sheet items shall be treated as follows:

(A)                               any claim for consideration or return “Gegenleistungs- oder Rückgewähranspruch” of the relevant German Guarantor against the Upstream Affiliate whose obligations are secured by the relevant Guarantee Obligations shall be treated as due and payable as at the date of this Indenture, and shall be activated based on a commercial projection “kaufmännische Prognoseentscheidung” of a managing director and the information available at the time of this Indenture; and

(B)                               the amount of any anticipated payment under this Indenture shall be treated as due and payable as at the date of this Indenture.

(2)                                 In relation to the limitations applicable in case of a Share Capital Impairment pursuant to Section 10.2 (d)(1)(a), the Company hereby undertakes to deliver to the Trustee, within 10 Business Days after receipt from the Trustee of a notice stating that the Trustee intends to demand payment of the Guarantee Obligations from a German Guarantor, (i) a balance sheet of the relevant German Guarantor, and, in the case of a German GmbH & Co. KG Guarantor, also of such German Guarantor’s general partner “persönlich haftender Gesellschafter”, as of the date of this Indenture together with (ii) a detailed calculation of the amount of the Net Assets of the German Guarantor or its general partner “persönlich haftender Gesellschafter”, respectively, at the date of this Indenture, taking into account the adjustments and treatments set forth in Section 10.2(d)(1) (a “Net Asset Determination”). Any such balance sheet and Net Asset Determination shall be prepared in accordance with the Accounting Principles as consistently applied and shall be, upon the Trustee’s request (acting reasonably), confirmed by the relevant German Guarantor’s Auditors within a period of 30 Business Days following such request. Based upon the Net Asset Determination (as and to the extent confirmed by the relevant German Guarantor’s Auditors, if such confirmation has been requested by the Trustee), the relevant German Guarantor shall fulfil its Guarantee Obligations, and the Trustee shall be entitled to enforce the Guarantee Obligations, in an amount which would, in accordance with the Net Asset Determination (as and to the extent confirmed by the relevant German Guarantor’s Auditors, if such confirmation has been requested by the Trustee), not have caused a Share Capital Impairment on the relevant German Guarantor’s part or, in the case of a German GmbH & Co. KG Guarantor, on the part of its general partner “persönlich haftender Gesellschafter” on the date of this Indenture.

(3)                                 The limitations set out in Section 10.2 (d)(1) in relation to Share Capital Impairments shall not apply:

(a)                                 to any Guarantee Obligations which relate to any monies borrowed under this Indenture which (i) have been on-lent or otherwise made available to the relevant German Guarantor or any of its Subsidiaries and (ii) are still outstanding; or

(b)                                 if, at the date of this Indenture, the German Guarantor was party to a domination agreement “Beherrschungsvertrag” and/or a profit transfer agreement “Gewinnabführungsvertrag” as dominated entity “beherrschtes Unternehmen”, unless the German Guarantor can prove at the time of enforcement of the Guarantee, that the existence of such a domination agreement “Beherrschungsvertrag” and/or a profit transfer agreement “Gewinnabführungsvertrag” does not lead to the full inapplicability of section 30 paragraph 1 sentence 1 GmbHG.

(4)                                 Any limitations set out in Section 10.2 (d)(1) in relation to Share Capital Impairments shall further not apply:

(a)                                 for so long as the Company has not complied with its obligations pursuant to Sections 10.2 (d)(1); or

(b)                                 if and to the extent, at the time of enforcement of the Guarantee Obligations, such limitations are not required to protect the managing directors of the relevant German Guarantor or, in case of a German GmbH & Co. KG Guarantor, its general partner “persönlich haftender Gesellschafter”, from the risk of personal liability arising from such enforcement of the Guarantee Obligations.

(5)                                 No reduction of the amount enforceable under the Guarantee Obligations in accordance with the above limitations will prejudice the rights of the Trustee to continue enforcing the Guarantee Obligations (subject always to the operation of the limitation set out above at the time of such enforcement) until full satisfaction of the guaranteed claims.

(e)                                  Limitation on Note Guarantees by Finnish Guarantors. Notwithstanding anything to the contrary in this Indenture, the Notes Guarantee, indemnity and other obligations of, and any liens granted by, any Guarantor incorporated in Finland (the “Finnish Guarantor”) under this Indenture shall be limited to the extent assumption  or granting of the same would constitute unlawful distribution of company’s assets within the meaning of Chapter 13 Section 1 of the Finnish Companies Act (osakeyhtiölaki 624/2006, as amended, supplemented, re-enacted or renewed, the “Finnish Companies Act”) or financial assistance within the meaning of Chapter 13 Section 10 of the Finnish Companies Act.

In the assessment of the compliance with Chapter 13 Section 1 of the Finnish Companies Act, among other things:

(1)                                 any amount paid or payable by the Finnish Guarantor under the Indenture or in respect of the Notes, the Senior Credit Facility and any other group financing instrument to which the Finnish Guarantor is party or becomes party or in respect of which the Finnish Guarantor grants a guarantee after the signing of this Indenture; and

(2)                                 any amount paid from proceeds of any collateral granted by Finnish Guarantor in respect of the Senior Credit Facility or any other group financing instrument,

shall be taken into account.

Section 10.03                                                                      Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that this Indenture (or a supplemental indenture in the form of Exhibit D hereto) shall be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04                                                                      Guarantors May Consolidate, etc., on Certain Terms.

(a)                                 Any Guarantor (other than Venator) may consolidate or merge with or into any other Person, or sell, lease or transfer all or substantially all of the properties or assets of such Guarantor if:

(1)                                 the Person formed by such consolidation or into which such Guarantor is merged, or the Person which acquires by lease, sale or transfer all or substantially all of the property and assets of such Guarantor is a corporation organized and existing under the laws of the United States, any state in the United States or the District of Columbia, the United Kingdom or any member state of the European Union or, if such guarantor was organized and existing under the laws of another jurisdiction immediately prior to such transaction, the laws of such other jurisdiction (such Person, the “Successor Guarantor”);

(2)                                 the Successor Guarantor (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged, or the Successor Guarantor which acquires by lease, sale or transfer all or substantially all of the property and assets of such Guarantor, agrees to pay the principal of, and any premium and interest on, the notes, perform and observe all covenants and conditions of this Indenture by executing and delivering to the Trustee a Supplemental Indenture; and

(3)                                 immediately after giving effect to such transaction and treating indebtedness for borrowed money that becomes an obligation of such Successor Guarantor or any of its Restricted Subsidiaries as a result of such transaction as having been incurred by such Successor Guarantor or such Restricted Subsidiaries at the time of such transaction, no Default or Event of Default shall have occurred and be continuing.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the Successor Guarantor, by Supplemental Indenture, executed and delivered to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such Successor Guarantor will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such Successor Guarantor thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

(b)                                 In addition, notwithstanding the foregoing, any Guarantor may (a) consolidate or merge with or into, or sell, lease or transfer all or substantially all of its properties or assets to, Venator or any of its Restricted Subsidiaries or (b) merge or consolidate with an affiliate incorporated solely for the purpose of reincorporating or reorganizing such Guarantor in another jurisdiction.

Section 10.05                                                                      Releases.

The obligations of any Guarantor under its Note Guarantee will be automatically and unconditionally released and discharged when any of the following occurs:

(a)                                 a disposition (including, without limitation, by way of merger, consolidation or otherwise), directly or indirectly, of all of the Capital Stock of such Guarantor (other than Venator) to any Person that is not a Restricted Subsidiary of Venator;

(b)                                 a disposition (including, without limitation, by way of merger, consolidation or otherwise), directly or indirectly, of capital stock of such Guarantor (other than Venator) to any Person that is not a Restricted Subsidiary of Venator, or an issuance by such Guarantor of its Capital Stock, in each case as a result of which such Guarantor ceases to be a majority-owned Subsidiary of Venator;

(c)                                  such Guarantor (other than Venator) ceases to be a borrower or other obligor with respect to any other indebtedness of any Issuer, Venator or any other Guarantor;

(d)                                 the designation of such Guarantor (other than Venator) as an Unrestricted Subsidiary in accordance with the provisions of this Indenture; or

(e)                                  upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium on, if any, and interest on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01                                                                      Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)                                 either:

(a)                                 all the existing authenticated and delivered Notes (except lost, stolen or destroyed Notes which have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuers and repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)                                 all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year (including by way of irrevocable written instructions delivered by the Issuers to the Trustee to effect the redemption of the Notes), and the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of such Notes, funds in amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such notes not already delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable written instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)                                                                                 the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(3)           the Issuers have, upon their request for written acknowledgment of such satisfaction and discharge of this Indenture, delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02                       Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuers have made any payment of principal of, premium on, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12
MISCELLANEOUS

Section 12.01                       [Reserved].

Section 12.02                       Notices.

Any notice or communication by any Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor:

10001 Woodloch Forest Drive
The Woodlands, Texas 77380
Attention: Office of General Counsel

If to the Trustee:

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402

Facsimile: (612) 217-5651

Attention: Venator Administrator

The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar or by electronic transmission to the registered Holder of any Global Note. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers send a notice or communication to Holders, it will send a copy to the Trustee and each Agent at the same time.

Section 12.03                       [Reserved].

Section 12.04                       Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(1)           an Officers’ Certificate in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)           an Opinion of Counsel in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05                       Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof) must include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06                       Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07                       No Personal Liability of Directors, Managers, Officers, Employees, Incorporators, Stockholders or Members.

No director, manager, officer, employee, incorporator, stockholder or member of Venator, the Issuers or any Subsidiary thereof will have any liability for any obligations of Venator, the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08                       Governing Law; Waiver of Jury Trial.

THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. FOR THE AVOIDANCE OF DOUBT, THE APPLICATION OF ARTICLES 84 TO 94-8 (INCLUSIVE AND TO THE FULLEST EXTENT PERMITTED BY LAW) OF THE LUXEMBOURG ACT OF 10 AUGUST 1915 ON COMMERCIAL COMPANIES, AS AMENDED, SHALL BE EXPRESSLY EXCLUDED. EACH OF THE ISSUERS, THE GUARANTORS, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.09                       No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of Venator, the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10                       Successors.

All agreements of the Issuers in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.11                       Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12                       Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.13                       [Reserved].

Section 12.14                       Table of Contents, Headings, etc.

The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.15                       U.S.A. Patriot Act

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act, including but not limited to the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

Section 12.16                       Force Majeure

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.17                       Jurisdiction; Consent to Service of Process.

(a)           Each party hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any U.S. Federal or New York State court sitting in the Borough of Manhattan, New York, New York in any action or proceeding arising out of or relating to this Indenture, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Indenture shall affect any right that the parties hereto may otherwise have to bring any action or proceeding relating to this Indenture against any party hereto or its properties in the courts of any jurisdiction.

(b)           Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture in any court referred to in paragraph (a) of this Section 12.17.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)           Each of the Issuers and each of the Guarantors hereby irrevocably designates, appoints and empowers CSC (the “Process Agent”), in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Indenture.  Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to any Issuer or Guarantor in care of the Process Agent at 1180 Avenue of the Americas, Suite 210, New York, NY 10036-8410, and each of the Issuers and each of the Guarantors hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf.  As an alternative method of service, each of the Issuers and each of the Guarantors irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent, the Issuers or any Guarantor at its address specified in Section 12.02.

(d)           To the extent permitted by law, each party to this Indenture hereby irrevocably waives personal service of any and all process upon it and agrees that all such service of process may be made by registered mail (return receipt requested) directed to it at its address for notices as provided for in Section 12.02.  Nothing in this Indenture will affect the right of any party to this Indenture to serve process in any other manner permitted by law.

SIGNATURES

Dated as of        , 2017

Venator Finance S.à r.l.

By:
Name:
Title:

Venator Materials LLC

By:
Name:
Title:

[Signature Page to Indenture]

Wilmington Trust, National Association, as Trustee

By:
Name:
Title:

[Signature Page to Indenture]

SCHEDULE 1

Subsidiary Guarantors as of the Completion Date

Huntsman Spin (Holdings) UK Limited

Huntsman Spin UK Limited

Huntsman (UK) Limited

Creambay Limited

Huntsman Pigments (UK) Limited

Huntsman P&A UK Ltd

Tioxide Group

Huntsman Spin Investments UK Limited

Chemical Specialties LLC

Huntsman P&A Americas LLC

Tioxide Americas (Holdings) LLC

Huntsman (Holdings) Germany GmbH

Huntsman P&A Germany GmbH

Huntsman P&A Uerdingen GmbH

Silo Pigmente GmbH

Huntsman Pigments Holdings GmbH

Brockhues GmbH & Co. KG

Sachtleben Wasserchemie (Holding) GmbH

Huntsman P&A Wasserchemie GmbH

Huntsman P&A Spain S.L.U.

Huntsman P&A Canada Inc.

Huntsman P&A France SAS

Holiday France S.A.S.

Holiday Pigments International S.A.S.

Holiday Pigments S.A.S.

Huntsman P&A Finland Oy

Huntsman P&A Investments LLC

EXHIBIT A

[Insert the applicable Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert ERISA Legend]

[Face of Note]

CUSIP/ISIN             (1)

5.75% Senior Notes due 2025

No.	[$ ]

VENATOR FINANCE S.À R.L.

VENATOR MATERIALS LLC

promise to pay to [Cede & Co.] [              ] or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                      UNITED STATES DOLLARS] on July 15, 2025.

Interest Payment Dates: January 15 and July 15

Record Dates: January 1 and July 1

(1)   144A CUSIP / ISIN: 9226AP AA3 / US9226APAA30

Reg S CUSIP / ISIN: L9633D AA2 / USL9633DAA20

VENATOR FINANCE S.À R.L.

By:
Name:
Title:

By:
Name:
Title:

VENATOR MATERIALS LLC

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:
[Note should be dated the date of Trustee’s authentication]

[Back of Note]
5.75% Senior Notes due 2025

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)           INTEREST. Venator Finance S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (“Luxembourg”), having its registered office at 180, route de Longwy, L-1940 Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B215641 (“Venator Finance”), and Venator Materials LLC, a Delaware limited liability company (“Venator Co-Issuer” and, together with Venator Finance, the “Issuers”), promise to pay or cause to be paid interest on the principal amount of this Note at 5.75% per annum from                 ,     until maturity. The Issuers will pay interest semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be              ,      .

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2)           METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent and Registrar, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)           PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. Venator, an Issuer or any of their Subsidiaries may act as Paying Agent or Registrar.

(4)           INDENTURE. The Issuers issued the Notes under an Indenture dated as of        , 2017 (the “Indenture”) among the Issuers and Wilmington Trust, National Association, as Trustee. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuers.

(5)           OPTIONAL REDEMPTION.

(a)   At any time prior to July 15, 2020, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date occurring prior to or on the date of redemption.

(b)   Prior to July 15, 2020, the Issuers may on any one or more occasions redeem up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with an amount not greater than the net cash proceeds of one or more Equity Offerings, upon notice as described under Section 3.03, at a redemption price equal to 105.75% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the applicable date of redemption; provided that (i) at least 60% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption (excluding Notes held by Venator and its Subsidiaries); and (ii) such redemption occurs within 120 days after the closing of such Equity Offering. Notice of any such redemption must be given within 90 days after the date of such Equity Offering.

(c)   Except pursuant to Sections 5(a), 5(b), 5(e) and 5(f) hereof, the Notes will not be redeemable at the Issuers’ option prior to July 15, 2020.

(d)   On or after July 15, 2020, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest on the Notes, if any, to the applicable date of redemption, if redeemed during the twelve-month period beginning on July 15 of each of the years indicated below:

Year	Percentage
2020	104.313%
2021	102.875%
2022	101.438%
2023 and thereafter	100.000%

(e)   The Issuers are entitled to redeem Notes, at their option, at any time in whole but not in part, upon not less than 30 nor more than 60 days’ notice to the Holders, at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event any Payor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts (but, in the case of a Guarantor, only if such amount could not be paid by the Issuers or another Guarantor who can pay such amount without the obligation to pay Additional Amounts), in each case, as a result of:

(A)  a change in, or an amendment to, the laws (including any regulations or rulings promulgated thereunder) or treaties of any Relevant Taxing Jurisdiction; or

(B)  any change in, amendment to, or introduction of any official published position regarding the application, administration or interpretation of such laws or treaties (including any regulations or rulings promulgated thereunder and including the decision of any court, governmental agency or tribunal), which change, amendment or introduction is publicly announced or becomes effective on or after the Issue Date and the Payor cannot avoid such obligation by taking reasonable measures available to it (including making payment through a paying agent located in another jurisdiction), provided that such Payor will not be required to take any measures that would result in the imposition on it of any material legal or regulatory burden or the incurrence by it of any material additional costs, or would otherwise result in any material adverse consequences. The foregoing provisions will apply mutatis mutandis to the laws and official positions of any jurisdiction in which any successor permitted under Article 5 of the Indenture is incorporated, organized or otherwise resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein.

(f)    In the event that Holders of not less than 90% in aggregate principal amount of the outstanding Notes accept a Change of Control Offer or Alternate Offer and the Issuers (or any third party making such Change of Control Offer or Alternate Offer in lieu of the Issuers as described in Section 4.10(c) of the Indenture) purchase all of the notes held by such Holders, the Issuers will have the right, upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment or the Alternate Offer Payment, as the case may be, plus, to the extent not included in the Change of Control Payment or the Alternate Offer Payment, accrued and unpaid interest, if any, on the Notes that remain outstanding, to, but not including, the date of redemption (subject to the rights of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

(6)           MANDATORY REDEMPTION. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes other than as described in the immediately following sentence of this Section 6. In the event that (i) the Completion Date does not take place on or prior to the Escrow Outside Date or (ii) in the reasonable judgment of the Issuers, the Proposed IPO will not be consummated on or prior to the Escrow Outside Date (the date of any such event being the “Special Termination Date”), the Issuers shall redeem all of the Notes at a price equal to 100% of the aggregate issue price of the Notes, plus accrued but unpaid interest, if any, from the Issue Date to, but not including, the Special Mandatory Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(7)           REPURCHASE AT THE OPTION OF HOLDER. Upon the occurrence of a Change of Control Repurchase Event, the Issuers will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to a minimum of $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date occurring prior to or on the repurchase date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(8)           NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail or in the case of a Global Note send electronically, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof. Notes and portions of Notes selected will be in minimum amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

(9)           DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10)         PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11)         AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of Notes, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to (i) cure any ambiguities, defect or inconsistency, (ii) provide for the assumption of the Issuers’ or Guarantors’ obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ or Guarantors’ assets, (iii) provide for uncertificated Notes in addition to or in place of certificated Notes (provided, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code), (iv) add any Person as a Guarantor of the Notes or secure the Notes or the Note Guarantees, (v) comply with the rules of any applicable Depositary, (vi) evidence and provide for the acceptance of an appointment under this Indenture of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture, (vii) make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect in any material respect the legal rights under the Indenture of any such Holder, or (viii) conform the text of the Indenture or the Notes to the descriptions thereof set forth in the “Description of Notes” section of the Issuers’ Offering Memorandum dated June 29, 2017, relating to the initial offering of the Notes to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the corresponding provision in such “Description of Notes.”

(12)         DEFAULTS AND REMEDIES. Events of Default include: (i) failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days; (ii) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise, (iii) the failure of any Issuer, Venator or any other Guarantor to comply with any covenant or agreement contained in the Indenture, which default continues for a period of 90 days after Venator or the Issuers receive a written notice specifying the default (or 120 days after such a notice in the event of a Default under Section 4.03 of the Indenture) (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (including any Additional Notes subsequently issued under the Indenture) (except in the case of a default with respect to Section 5.01 or 10.04 of the Indenture, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); (iv) default under any agreement governing indebtedness of Venator, any Issuer or any of their Significant Subsidiaries, if that Default (A) is caused by a failure at to pay at final maturity the principal amount of any indebtedness after giving effect to any applicable grace periods and any extensions of time for payment of such indebtedness; or (B) results in the acceleration of the final stated maturity of any such indebtedness prior to its express maturity, and in each case, the aggregate principal amount of such indebtedness unpaid or accelerated aggregates $50.0 million or more and has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such final maturity or acceleration; (v) certain events of bankruptcy affecting Venator or either Issuer or (vi) the failure of any Note Guarantee by Venator or any Significant Subsidiary to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or any of the Guarantors denies its liability under its Note Guarantee and such Default continues for 10 days. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all the Holders of Notes, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes (including in connection with an offer to purchase). The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, upon obtaining knowledge of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13)         TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their affiliates, and may otherwise deal with the Issuers or their affiliates, as if it were not the Trustee.

(14)         NO RECOURSE AGAINST OTHERS. No director, manager, officer, employee, incorporator, stockholder or member of Venator, the Issuers or any Subsidiary thereof will have any liability for any obligations of Venator, the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(15)         AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)         ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)         CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and/or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18)         GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. FOR THE AVOIDANCE OF DOUBT, THE APPLICATION OF ARTICLES 84 TO 94-8 (INCLUSIVE AND TO THE FULLEST EXTENT PERMITTED BY LAW) OF THE LUXEMBOURG ACT OF 10 AUGUST 1915 ON COMMERCIAL COMPANIES, AS AMENDED, SHALL BE EXPRESSLY EXCLUDED.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Venator Finance S.à r.l and Venator Materials LLC

10001 Woodloch Forest Drive

The Woodlands, Texas 77380

Attention: Office of General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                             to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 of the Indenture, check the box below:

☐ Section 4.10

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Notes Custodian

*                 This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Venator Finance S.à r.l and Venator Materials LLC

10001 Woodloch Forest Drive

The Woodlands, Texas 77380

Attention: Office of General Counsel

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402

Facsimile: (612) 217-5651

Attention: Venator Administrator

Re: 5.75% Senior Notes due 2025

Reference is hereby made to the Indenture dated as of         , 2017 (the “Indenture”) among Venator Finance S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (“Luxembourg”), having its registered office at 180, route de Longwy, L-1940 Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B215641 (“Venator Finance”), and Venator Materials LLC, a Delaware limited liability company (“Venator Co-Issuer” and, together with Venator Finance, the “Issuers”), and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $            in such Note[s] or interests (the “Transfer”), to                             (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such

Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Issuers or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private

Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.             The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)☐a beneficial interest in the:

(i)☐144A Global Note (CUSIP          ), or

(ii)☐Regulation S Global Note (CUSIP          ), or

(b)☐a Restricted Definitive Note.

2.             After the Transfer the Transferee will hold:

[CHECK ONE]

(a)☐a beneficial interest in the:

(i)☐144A Global Note (CUSIP          ), or

(ii)☐Regulation S Global Note (CUSIP          ), or

(iii)☐Unrestricted Global Note (CUSIP          ); or

(b)☐a Restricted Definitive Note; or

(c)☐an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Venator Finance S.à r.l and Venator Materials LLC

10001 Woodloch Forest Drive

The Woodlands, Texas 77380

Attention: Office of General Counsel

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402

Facsimile: (612) 217-5651

Attention: Venator Administrator

Re: 5.75% Senior Notes due 2025

(CUSIP [         ])

Reference is hereby made to the Indenture dated as of              , 2017 (the “Indenture”) among Venator Finance S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (“Luxembourg”), having its registered office at 180, route de Longwy, L-1940 Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B215641 (“Venator Finance”), and Venator Materials LLC, a Delaware limited liability company (“Venator Co-Issuer” and, together with Venator Finance, the “Issuers”), and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note or ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                 , among                    (the “Guaranteeing Subsidiary”), a subsidiary of Venator Materials PLC (or its permitted successor) (“Venator”), Venator Finance S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (“Luxembourg”), having its registered office at 180, route de Longwy, L-1940 Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B215641 (“Venator Finance”), and Venator Materials LLC, a Delaware limited liability company (“Venator Co-Issuer” and, together with Venator Finance, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of              , 2017 providing for the issuance of 5.75% Senior Notes due 2025 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.             NO RECOURSE AGAINST OTHERS. No director, manager, officer, employee, incorporator, stockholder or member of Venator, the Issuers or any Subsidiary thereof will have any liability for any obligations of Venator, the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4.             GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. FOR THE AVOIDANCE OF DOUBT, THE APPLICATION OF ARTICLES 84 TO 94-8 (INCLUSIVE AND TO THE FULLEST EXTENT PERMITTED BY LAW) OF THE LUXEMBOURG ACT OF 10

AUGUST 1915 ON COMMERCIAL COMPANIES, AS AMENDED, SHALL BE EXPRESSLY EXCLUDED.

5.             COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6.             EFFECT OF HEADINGS. The Section headings herein are for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

7.             THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, Venator and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                                  ,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

VENATOR FINANCE S.À R.L.

By:
Name:
Title:

VENATOR MATERIALS LLC

By:
Name:
Title:

VENATOR MATERIALS PLC

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By: